UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of report (Date of earliest event reported) March 31, 2011

CORPORATE OFFICE PROPERTIES TRUST
(Exact name of registrant as specified in its charter)

Maryland	1-14023	23-2947217
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

6711 Columbia Gateway Drive, Suite 300
Columbia, Maryland 21046
(Address of principal executive offices)

(443) 285-5400
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02               Results of Operations and Financial Condition.

The information contained in Item 7.01 of this Current Report on Form 8-K regarding diluted earnings (loss) per share (“Diluted EPS”) and diluted funds from operations per share (“Diluted FFOPS”) of Corporate Office Properties Trust (the “Registrant”) for the three months ended March 31, 2011 is incorporated by reference into this Item 2.02.

Item 2.06               Material Impairment

On February 15 and 17, 2011, the United States Army (the “Army”) provided the Registrant disclosures regarding the past testing and use of tactical defoliants/herbicides at the Registrant’s property in Cascade, Maryland, formerly an Army base known as Fort Ritchie (the “Property”).  The Army is in the process of determining the precise locations and extent of the testing conducted at the Property.  Upon receipt of these disclosures from the Army, the Registrant commenced a review of its development plans and prospects for the Property.  The Registrant believes that these disclosures by the Army are likely to cause further delays in the resolution of certain previously disclosed litigation related to the Property, and that they also increase the level of uncertainty as to the Registrant’s ultimate development rights at the Property and future residential and commercial demand for the Property.  The Registrant analyzed various possible outcomes and resulting cash flows expected from the operations and ultimate disposition of the Property.  On March 31, 2011, the Registrant’s management determined that the carrying amount of the Property will not likely be recovered from those cash flows and reviewed such determination with the Audit Committee of the Registrant’s Board of Trustees.  Accordingly, on that date the Registrant recognized a non-cash impairment loss of approximately $28 million, or $0.39 per diluted share, for the amount by which the carrying value of the Property exceeded its estimated fair value.

The Army has certain environmental indemnity obligations regarding the Property, including its obligation, subject to the Anti-Deficiency Act (which prohibits the United States government from entering into a contract which obligates an agency of the government to expend funds in the absence of an appropriation adequate for the needs of such contract), to hold harmless, defend and indemnify the subsidiary of the Registrant that owns the Property, and any of such subsidiary’s successors, assignees or transferees, with respect to any cost, expense or fee arising from a requirement or claim for personal injury, environmental remediation or property damage resulting from the release of hazardous substances all as more particularly described and limited by Section 330 of the Department of Defense Authorization Act of 1993, Public Law 102-484.  Therefore, the Registrant does not expect that any material amount of this impairment charge will result in future cash expenditures.

Item 7.01               Regulation FD Disclosure

The Registrant previously announced guidance for Diluted EPS of between $0.51 and $0.69 and for Diluted FFOPS of between $2.35 and $2.57 for the year ending December 31, 2011.  The Registrant also previously announced guidance for Diluted EPS of between $0.04 and $0.07 and for Diluted FFOPS of between $0.51 and $0.54 for the three months ending March 31, 2011.

Adjusting for the effect of the impairment of the Property, the Registrant has modified its guidance for Diluted EPS to between $0.12 and $0.30 and its guidance for Diluted FFOPS to between $1.96 and $2.18 for the year ending December 31, 2011.  The Registrant has also modified its guidance for Diluted EPS to between ($0.35) and ($0.32) and its guidance for Diluted FFOPS to between $0.12 and $0.15 for the three months ended March 31, 2011.

The information included in Items 2.02 and 7.01 of this Current Report on Form 8-K shall not be deemed “filed” for any purpose, including the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or subject to liabilities of that Section.  The information included in Items 2.02 and 7.01 of this Current Report on Form 8-K shall also not be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act regardless of any general incorporation language in such filing.

The Registrant uses the non-GAAP financial measures described below in earnings press releases and information furnished to the Securities and Exchange Commission.  The Registrant believes that these measures are helpful to investors in measuring its performance and comparing such performance to other real estate investment trusts (“REITs”).  Since these measures exclude certain items includable in net income, reliance on the measures has limitations; management compensates for these limitations by using the measures simply as supplemental measures that are weighed in balance with other GAAP and non-GAAP measures.  These measures are not necessarily indications of the Registrant’s cash flow available to fund cash needs.  Additionally, they should not be used as an alternative to the comparable GAAP measures when evaluating the Registrant’s financial performance or to cash flow from operating, investing and financing activities when evaluating the Registrant’s liquidity or ability to make cash distributions or pay debt service.

Funds from operations (“FFO”)

Funds from operations (“FFO”) is defined as net income computed using GAAP, excluding gains on sales of previously depreciated operating properties, plus real estate-related depreciation and amortization.  Gains from sales of newly-developed properties less accumulated depreciation, if any, required under GAAP are included in FFO on the basis that development services are the primary revenue generating activity; the Registrant believes that inclusion of these development gains is in accordance with the National Association of Real Estate Investment Trusts’ (“NAREIT”) definition of FFO, although others may interpret the definition differently and, accordingly, our presentation of FFO may differ from those of other REITs.  The Registrant believes that FFO is useful to management and investors as a supplemental measure of operating performance because, by excluding gains related to sales of previously depreciated operating properties and excluding real estate-related depreciation and amortization, FFO can help one compare the Registrant’s operating performance between periods.  The Registrant believes that net income is the most directly comparable GAAP measure to FFO.

Basic FFO available to common share and common unit holders (“Basic FFO”)

This measure is FFO adjusted to subtract (1) preferred share dividends, (2) income attributable to noncontrolling interests through ownership of preferred units in Corporate Office Properties, LP (the “Operating Partnership”) or interests in other consolidated entities not owned by the Registrant, (3) depreciation and amortization allocable to noncontrolling interests in other consolidated entities, (4) Basic FFO allocable to restricted shares and (5) issuance costs associated with redeemed preferred shares.  With these adjustments, Basic FFO represents FFO available to common shareholders and holders of common units in the Operating Partnership (“common units”).  Common units are substantially similar to common shares of beneficial interest in the Registrant (“common shares”) and are exchangeable into common shares, subject to certain conditions.  The Registrant believes that Basic FFO is useful to investors due to the close correlation of common units to common shares.  The Registrant believes that net income is the most directly comparable GAAP measure to Basic FFO.

Diluted FFO available to common share and common unit holders (“Diluted FFO”)

Diluted FFO is Basic FFO adjusted to add back any changes in Basic FFO that would result from the assumed conversion of securities that are convertible or exchangeable into common shares.  The computation of Diluted FFO assumes the conversion of common units in the Operating Partnership but does not assume the conversion of other securities that are convertible into common shares if the conversion of those securities would increase Diluted FFO per share in a given period.  The Registrant believes that Diluted FFO is useful to investors because it is the numerator used to compute Diluted FFO per share, discussed below.  The Registrant believes that the numerator to diluted EPS is the most directly comparable GAAP measure to Diluted FFO.

Diluted FFO per share (“Diluted FFOPS”)

Diluted FFOPS is (1) Diluted FFO divided by (2) the sum of the (a) weighted average common shares outstanding during a period, (b) weighted average common units outstanding during a period and (c) weighted average number of potential additional common shares that would have been outstanding during a period if other securities that are convertible or exchangeable into common shares were converted or exchanged.  The computation of Diluted FFOPS assumes the conversion of common units in the Operating Partnership but does not assume the conversion of other securities that are convertible into common shares if the conversion of those securities would increase Diluted FFOPS in a given period.  The Registrant believes that Diluted FFOPS is useful to investors because it provides investors with a further context for evaluating the Registrant’s FFO results in the same manner that investors use earnings per share (“EPS”) in evaluating net income available to common shareholders.  The Registrant believes that diluted EPS is the most directly comparable GAAP measure to Diluted FFOPS.

The tables below set forth reconciliations of 2011 projected Diluted FFOPS to projected diluted EPS for the year ending December 31, 2011 and the three months ended March 31, 2011.

	Year Ending
	December 31, 2011
	Low	High
Projected diluted EPS	$0.12	$0.30
Adjustments for per share effect of:
Real estate-related depreciation and amortization	1.85	1.89
Other	(0.01)	(0.01)
Projected diluted FFO per share	$1.96	$2.18

	Quarter Ended
	March 31, 2011
	Low	High
Projected diluted EPS	$(0.35)	$(0.32)
Adjustments for per share effect of:
Real estate-related depreciation and amortization	0.47	0.47
Projected diluted FFO per share	$0.12	$0.15

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 5, 2011

CORPORATE OFFICE PROPERTIES TRUST

By:	/s/ Stephen E. Riffee
Name:	Stephen E. Riffee
Title:	Executive Vice President and Chief Financial Officer